Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

IntriCon Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Form S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104 and 333-134256) of IntriCon Corporation (formerly Selas Corporation of America) of our report dated March 12, 2007 which appears on page 22 of this annual report on Form 10-K for the year ended December 31, 2006.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota

March 14, 2007